UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2015

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2015, the Board of Directors of TSR, Inc. (the “Company”) approved an Executive Employment Agreement for John G. Sharkey, the Company’s Vice President-Finance, Controller and Secretary. The Compensation Committee of the Board of Directors recommended that the Board of Directors approve the Executive Employment Agreement.

The term of Mr. Sharkey’s current employment agreement with the Company is scheduled to expire on May 31, 2015, and the new Executive Employment Agreement will be effective as of June 1, 2015 and has a term of five years. The new Executive Employment Agreement provides for an annual base salary of $250,000, which is subject to increase in the discretion of the President of the Company. In addition, the new Executive Employment Agreement provides for an annual discretionary bonus to be determined by the Compensation Committee based on recommendation of the President of the Corporation, based on standards relating to Mr. Sharkey’s performance and the Company’s performance as determined in good faith by the Compensation Committee and based on the recommendation of the President of the Company.

Mr. Sharkey has the right to terminate the Executive Employment Agreement within 90 days after the occurrence of a “Change in Control” of the Company (as such term is defined in the Executive Employment Agreement). In the event that Mr. Sharkey terminates his employment following a Change in Control, Mr. Sharkey is entitled to receive (i) his full salary at the rate then in effect through the date of termination plus an amount equal to two times the annual salary payable under the Executive Employment Agreement at the rate then in effect, (ii) an amount equal to the pro rata portion of the bonus to which he is entitled for the then current year (based on the portion of the year through the date of termination) through the date of termination or if such amount cannot be determined, the pro rata portion of the bonus paid for the preceding year through the date of termination plus an amount equal to the bonus payable for a two year period based on the annual bonus payable for the then current year, or if such amount cannot be determined, the amount of the bonus paid for the prior year and (iii) all employee benefits that Mr. Sharkey is entitled to receive under the Executive Employment Agreement for a period of two years.

A copy of Mr. Sharkey’s Executive Employment Agreement is filed herewith as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1	Executive Employment Agreement between TSR, Inc. and John G. Sharkey effective June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey Vice President-Finance, Controller and Secretary

Date: April 28, 2015

EXHIBIT INDEX
Exhibit Number	Description

10.1	Executive Employment Agreement between TSR, Inc. and John G. Sharkey effective June 1, 2015